UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 28, 2020

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events

Entry to MOU with Windlass

On September 1, 2020 Mateon Therapeutics, Inc. (“Mateon” or the “Company”), executed the final MOU with Windlas Biotech Private Limited for the development and commercialization of Artemisinin as therapeutic pharmaceutical and herbal supplement against COVID-19. Windlas Biotech Private Limited is a 20-year-old company with a strong track record of research, development, manufacturing and distribution of pharmaceutical products in India, USA and several other emerging markets. It has four large scale manufacturing facilities employing more than 1500 employees and is the 5th largest Contract Development and Manufacturing Organization (CDMO) serving top innovator as well as generic pharma companies across the world. It has developed more than 500 different formulations (> 2Billion doses annually) of anti-viral, cardiovascular, anti-diabetic, anti-infective, CNS and dermatology products. Windlas will be performing the following activities in support of Artemisinin development in India:

●	Sponsor and conduct the study in India by engaging a local CRO.
●	Develop the formulation as per the applicable GMP guidelines.
●	Manufacture the Clinical Trial Material (CTM) batches.
●	Secure the necessary approvals from Indian government for the clinical study including regulatory documents, dossiers for Ethical Committees, manufacturing licenses etc.
●	Supervise the CRO to ensure timelines and audit CRO to ensure data quality.
●	Advise Mateon on all aspects of the clinical trial in the course of the study.
●	Provide Mateon any data required on the GMP manufacturing process for the product.
●	Provide Mateon with relevant data from the study.
●	Provide Mateon with GMP manufactured product for distribution worldwide.
●	Collaborate with Mateon on publishing study in reputable scientific journals.
●	Work with Mateon for a joint press release upon EC approval for international publication.

To effectively combat COVID-19 we need an agent that is inexpensive and readily available for mass distribution. Artemisinin fits this profile and has been previously worked on for eradication of malaria. Therefore, if proven effective in this clinical trial- Artemisinin is more likely to become an effective agent against COVID-19 than expensive new drugs such as remdesivir which are out of reach of the general population both in pricing and availability. Once proven effective, Windlas has the ability to manufacture the billions of doses needed to combat this pandemic worldwide both as treatment and prophylactic.

ARTI-19 trial has been cleared by India regulatory authorities for initiation. The trial is now registered under CTRI and three sites have been selected, their IRB approval obtained and their staffs are being trained into the protocol/EDC. Additional sites will be added as the trial progressed.

CTRI/2020/09/028044. Phase IV study to evaluate the safety and efficacy of Artemisinin- a herbal supplement on COVID-19 subjects. Interventional. Artemisinin 500 mg capsule. http://ctri.nic.in/Clinicaltrials/advsearch.php

Sites: 1) Government Medical College & Government General Hospital, Srikakulam,ANDHRA PRADESH. 2) Rajarshi Chhatrapati Shahu Maharaj Government Medical college and Chhatrapati Pramila Raje Hospital,MAHARASHTRA. 3) Seven Star Hospital,MAHARASHTRA

Press releases

AGOURA HILLS, Calif., September 14, 2020 (GLOBE NEWSWIRE) — Mateon Therapeutics “Mateon” (OTC.QB: MATN), a leading developer of TGF-β therapeutics for oncology and COVID-19, announced today that ARTI-19, for Artemisinin Intervention against COVID-19, has been cleared for enrollment in India.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

10.1	Windlas Mateon MOU	Filed herewith.
99.1	9-14-2020 ARTI-19 Press Release	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: September 28, 2020		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer

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